Exhibit 99.1

Restaurant Brands International Inc. Announces Launch of First Lien Senior Secured Notes Offering and Intention to Enter into a New Term Loan Facility and Amend Revolving Credit Facility

TORONTO/Sept. 6, 2019/CNW/ – Restaurant Brands International Inc. (“RBI”) (TSX/NYSE: QSR, TSX: QSP), 1011778 B.C. Unlimited Liability Company (the “Issuer”) and New Red Finance, Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”) announced today that the Issuers have launched an offering of $500 million in aggregate principal amount of First Lien Senior Secured Notes due 2028 (the “2019 Senior Notes”) and that the Issuers intend to enter into an amendment to their existing senior secured credit facilities on or about the date of the pricing of the 2019 Senior Notes pursuant to which they will incur a new term loan facility in an aggregate principal amount of $750 million (the “New Term Loan Facility”) and amend the existing Revolving Credit Facility (the “Revolver Amendment”) to provide for up to $1,000 million of revolving extension of credit outstanding at any time, including a $125 million letter of credit sublimit, and to extend the maturity date to 2024. The proceeds from the offering of the 2019 Senior Notes and from the New Term Loan Facility, together with cash on hand, are expected to be used to redeem all of the Issuers’ outstanding $1,250 million aggregate principal amount of 4.625% First Lien Senior Secured Notes due 2022 (the “Existing 2022 Notes”) and to pay related fees and expenses.

The 2019 Senior Notes will be first lien senior secured obligations of the Issuers guaranteed on a senior secured basis by each of the subsidiaries that guarantee the Issuers’ obligations under the Issuers’ existing senior secured credit facilities.

The 2019 Senior Notes will be marketed (i) in the U.S. to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) outside the U.S. pursuant to Regulation S under the Securities Act. The 2019 Senior Notes and the related guarantees have not been and will not be registered under the Securities Act and may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Restaurant Brands International

Restaurant Brands International Inc. is one of the world’s largest quick service restaurant companies with more than $32 billion in system-wide sales and over 26,000 restaurants in more than 100 countries and U.S. territories. RBI owns three of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 45 years.

Forward-Looking Statements

This press release includes forward-looking statements, which are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions and reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements include statements about RBI’s expectations regarding the issuance of the 2019 Senior Notes, entry into the New Term Loan Facility and the Revolver Amendment and the redemption of the Existing 2022 Notes. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the U.S. Securities and Exchange Commission and on SEDAR in Canada, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s substantial indebtedness, which could adversely affect its financial condition and prevent it from fulfilling its obligations. RBI undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

SOURCE Restaurant Brands International Inc.

Investors: investor@rbi.com; Media: media@rbi.com